UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2020

IGM Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39045	77-0349194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Middlefield Road

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 965-7873

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IGMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2020, IGM Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering of 887,891 shares of the Company’s common stock, par value $0.01 per share (the “Firm Shares”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 1,334,332 shares of the Company’s common stock at an exercise price equal to $0.01 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase up to an additional 333,333 shares of common stock (together with the Firm Shares, the “Shares”). All of the Shares and Pre-Funded Warrants are being sold by the Company. The offering price of the Shares to the public is $90.00 per share, and the offering price of the Pre-Funded Warrants to the public is $89.99 per Pre-Funded Warrant (equal to the public offering price per share of common stock minus the exercise price of each Pre-Funded Warrant).

The gross proceeds to the Company from this offering are expected to be approximately $200.0 million before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on December 11, 2020, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The public offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-249863) (the “Registration Statement”) and the related prospectus supplement and the accompanying prospectus, in each case filed with the Securities and Exchange Commission.

The exercise price and the number of shares of common stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock.

Each Pre-Funded Warrant will be exercisable from the date of issuance until the date the Pre-Funded Warrant is exercised in full. Each Pre-Funded Warrant will be exercisable, in the holder’s discretion, by (i) payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant. Subject to applicable law, upon exercise of a Pre-Funded Warrant, a holder may elect to receive the same number of shares of non-voting common stock as the shares of common stock for which the Pre-Funded Warrant is exercisable, provided that (i) at the time of such election there is a sufficient number of authorized but unissued and otherwise unreserved shares of non-voting common stock and (ii) the Company consents to such election. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of common stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the total number of shares of common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities immediately outstanding after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon at least 61 days’ notice to the Company.

In the event of certain fundamental transactions (as described in the Pre-Funded Warrants), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are each qualified in their entirety by reference to the Underwriting Agreement and the Form of Pre-Funded Warrant, respectively, which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, hereto and are incorporated herein by reference.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C relating to the validity of the Shares and the Pre-Funded Warrants is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 8, 2020, by and among the Company and the Representatives

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Wilson Sonsini Goodrich & Rosati

23.1	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGM BIOSCIENCES, INC.

By:	/s/ Misbah Tahir
Misbah Tahir
Chief Financial Officer

Date: December 9, 2020